SECOND AMENDMENT TO
                             PARTICIPATION AGREEMENT

   THIS SECOND AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Second Amendment") is made and entered into as of the 14th day of March, 1997, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto (the "Accounts") and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

                                   WITNESSETH

         WHEREAS, the Trust, the Company and MFS are parties to a Participation Agreement dated April 30, 1996 and amended as of September 3, 1996 (the "Agreement"); and

         WHEREAS, the Trust, the Company and MFS now desire to modify the Agreement to add an additional segregated asset account to which shares of the listed portfolio will be made available.

   NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted and replaced with Schedule A, attached hereto; and

2. the Agreement, as supplemented by this Second Amendment, is ratified and confirmed; and

3. this Second Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

                  AETNA LIFE INSURANCE AND ANNUITY COMPANY
                  By its authorized officer,

                  By:      /s/ Laura Estes
                           ----------------------
                  Title:   Senior Vice President

                  MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios By its authorized officer and not individually,

                  By:      /s/ A. Keith Brodki
                           ----------------------
                  Title:   Chairman

                  MASSACHUSETTS FINANCIAL SERVICES COMPANY by its authorized officer,

                  By:      /s/ Arnold D. Scott
                           ----------------------
                  Title:   Senior Executive Vice President

                                   SCHEDULE A



                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT



---------------------------------------- --------------------------------------- ----------------------------------------
           Name of Separate               Policies Funded by Separate Account                  Portfolios
           Account and Date                                                              Applicable to Policies
        Established by Board of
               Directors

---------------------------------------- --------------------------------------- ----------------------------------------
                                                                                         World Government Series
      Variable Annuity Account B                    Variable Annuity                     Emerging Growth Series
        (Est. October 18, 1976)                                                            Total Return Series
                                                                                             Research Series
                                                                                              Value Series
---------------------------------------- --------------------------------------- ----------------------------------------

      Variable Annuity Account D                    Variable Annuity                     Emerging Growth Series
       (Est. November 27, 1974)                                                              Research Series

---------------------------------------- --------------------------------------- ----------------------------------------